Exhibit 10.1

GRANITE CITY FOOD & BREWERY LTD.

2002 Equity Incentive Plan

As amended effective April 13, 2007

ARTICLE 1

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

1.01Award.  The term “Award” shall mean any award or benefit granted in accordance with the terms of the Plan.  Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; and/or (iii) Tax Offset Payments.  In addition, any Award may de designated as a “Performance Award” as described in Section 5.  The terms and conditions of the Award shall be set forth in an “Award Agreement.”

1.02Board.  The term “Board” shall mean the Board of Directors of the Company.

1.03Change in Control.  The term “Change in Control” shall mean:

(a)                                  an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of 50% or more of either:

(i)                                     the then outstanding Stock; or

(ii)                                  the combined voting power of the Company’s outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

(i)                                     any acquisition directly from the Company;

(ii)                                  any acquisition by the Company or a Subsidiary;

(iii)                               any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

(iv)                              any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

(b)                                 individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”), cease to constitute at least a majority of the Board.  Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

(c)                                  approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company’s Stock and other voting securities either legally or beneficially; or

(d)                                 the sale, transfer or other disposition of all substantially all of the Company’s assets; or

(e)                                  a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

A “Change in Control” shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

1.04Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

1.05Committee.  The term “Committee” shall mean a committee described in Section 10.

1.06Company.  The term “Company” shall mean Granite City Food & Brewery Ltd.

1.07Covered Shares.  The term “Covered Shares” shall mean the number of shares of Stock that an Eligible Individual may purchase pursuant to an Option.

1.08Director.  The term “Director” shall mean a member of the Company’s Board.

1.09Eligible Individual.  The term “Eligible Individual” shall mean (a) any common law employee, prospective employee, or officer of the Company, (b) members of the Company’s Board, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company.  All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company.  In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company’s Stock.  An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

1.10Exchange Act.  The term “Exchange Act” shall mean the Securities Act of 1934, as amended.

1.11Exercise Price.  The term “Exercise Price” shall mean the exercise price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted.  Options granted pursuant to Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted (or, if greater, the par value of a share of Company Stock).  Notwithstanding the foregoing, any ISO granted to any shareholder owning 10% or more of the Company’s Stock must be at an option price of at least 110% of the Fair Market Value of the Stock on the date the Option is granted.

1.12Fair Market Value.  The term “Fair Market Value” of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed on that date, the closing price of the share of Stock on the previous trading day.  If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall be determined in good faith by the Board or Committee.

1.13Incentive Stock Option.  The term “Incentive Stock Option” or “ISO” shall mean an Option that is intended to satisfy the requirements of Section 422(b) of the Code.  ISO grants may be awarded only to employees of the Company.

1.14Non-Employee Director.  The term “Non-Employee Director” shall mean a “non-employee director” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

1.15Non-Qualified Stock Option.  The term “Non-Qualified Stock Option” or “NSO” shall mean an Option that is not intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.  NSO grants may be awarded to any Eligible Individual.

1.16Option.  The term “Option” or “Stock Option” shall mean an ISO or NSO granted pursuant to the Plan.  The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee.

1.17Performance Award.  The term “Performance Award” shall mean an award or grant of shares based upon the achievement of performance objectives, as contemplated by Section 5.

1.18Plan.  The term “Plan” shall mean this 2002 Equity Incentive Plan.

1.19Related Company.  The term “Related Company” shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.  A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

1.20Stock.  The term “stock” shall mean shares of common stock, $0.01 par value, of the Company.

1.21Stock Option Agreement.  The term “Stock Option Agreement” or “Agreement” shall mean any written agreement evidencing the terms and conditions of an ISO or NSO granted under the Plan.  The Agreement shall be subject to the terms and conditions of the Plan.

ARTICLE 2

PURPOSE

The Granite City Food & Brewery Ltd. 2002 Equity Incentive Plan has been established by Granite City Food & Brewery Ltd. to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Eligible Individuals, by means of appropriate incentives, to achieve long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Eligible Individuals’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

ARTICLE 3

PARTICIPATION

Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Eligible Individuals who will be granted one or more Awards under the Plan at the Exercise Price.  In its sole discretion and without shareholder approval, the Committee may grant to an Eligible Individual any Award or Awards permitted under the provisions of the Plan.  Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company

(including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).  Only employees are eligible to be granted Incentive Stock Options.

ARTICLE 4

STOCK OPTIONS

4.01General.  The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee.  Any Option awarded to Eligible Individuals under this Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee.  To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

4.02Option Awards.  Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in a Stock Option Agreement entered into between the Eligible Individual and the Company.

(a)                                  Exercise of an Option.  An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event shall any fraction of a share of Stock be issued upon the exercise of an Option.  An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

(b)                                 Exercise Price.  The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date of the Option is granted (or, if greater, par value of a share of stock).  Notwithstanding the foregoing, any ISO granted to any shareholder owning 10% or more of the Company’s Stock must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

(c)                                  Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(i)                                     Subject to the following provisions of this Subsection 4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

(ii)                                  Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Eligible Individual or subject to Awards hereunder (so-called “cashless” or “immaculate” exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing.  If the Company determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award.  In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(iii)                               An Eligible Individual may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(d)                                 Settlement of Option.  Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Agreement.

(e)                                  Reload Options.  The Committee may grant “reload” options, pursuant to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 of the Exchange Act (“Rule 16b-3”) or any other applicable law.  The Eligible Individual would be granted a new Option when the payment of the Exercise Price of a previously granted Option is made by the delivery of shares of the Company’s Stock owned by the Eligible Individual pursuant to Section 4.2(c)(2) hereof and/or when shares of the Company’s Stock are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option.  The new Option would be an Option to purchase the number of shares not exceeding the sum of (i) the number of shares of the Company’s Stock provided as consideration upon the exercise of the previously granted Option to which such “reload” option relates and (ii) the number of shares of the Company’s Stock tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such “reload” option relates.  “Reload” options may be granted with respect to Options granted under this Plan.  Such “reload” options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option.

(f)                                    Vesting.  Eligible Individuals shall vest in all Options in accordance with the terms and conditions of the Agreement entered into by and between the Eligible Individual and the Company.  The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

(g)                                 Option Term.  The term of each Option shall be fixed by the Committee.  In the event that the Plan is terminated pursuant to terms and conditions of Section 11, the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

(h)                                 Termination of Employment.  Following the termination of Eligible Individual’s employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement.  The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

(i)                                     Incentive Stock Options.  ISO grants may only be awarded to employees of the Company, a “parent corporation,” or a “subsidiary corporation” as those terms are defined in Sections 424(e) and 424(f) of the Code.  In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised.  Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (3) be awarded more than ten (10) years after the Effective Date of this Plan, or, if earlier, the date the Plan was approved by the shareholders.  No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its “parent corporation” or any “subsidiary corporation” shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award.  Notwithstanding Section 8.7, no ISO shall be transferable other than by will and the laws of descent and distribution.  To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to ISOs are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as NSOs.

(j)                                     Early Exercise.  The Option may, but need not, include a provision whereby the Eligible Individual may elect at any time prior to his or her termination of employment with the Company to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

ARTICLE 5

PERFORMANCE AWARDS

The Committee shall have the right to designate Awards as “Performance Awards.”  The Committee may designate whether any Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code.  Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m).  The performance measures that may be used by the Committee for such Awards shall be based on any one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.  The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual, as selected by the Committee.  For Awards under this Section 5 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

ARTICLE 6

RESTRICTED STOCK

Subject to the following provisions, the Committee may grant Awards of Restricted Stock to an Eligible Individual in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock Award Agreement entered into between the Company and the Eligible Individual:

(a)                                  The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Eligible Individual and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.  The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

(b)                                 Stock certificates representing the Restricted Stock awarded to an Eligible Individual shall be registered in the Eligible Individual’s name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Eligible Individual.  Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by an Eligible Individual until such share has vested in accordance with the terms of the Restricted Stock Award.  At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Eligible Individual (or his or her designated beneficiary in the event of death), free from the restrictions imposed thereon except that any restrictions under federal or state securities laws shall continue to apply.

(c)                                  The Committee may provide that the Eligible Individual shall have the right to vote or receive dividends on Restricted Stock.  Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)                                 Except as may be provided by the Committee, in the event of an Eligible Individual’s termination of employment or relationship with the Company prior to all of his or her Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Eligible Individual be returned to the Eligible Individual or (ii) a cash payment equal to the Restricted Stock’s fair market value on the date of forfeiture, if lower, be paid to the Eligible Individual.

(e)                                  The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Eligible Individual’s Restricted Stock.

ARTICLE 7

TAX OFFSET PAYMENTS

The Committee may provide for a Tax Offset Payment to be made by the Company to an Eligible Individual with respect to one or more Awards granted under the Plan.  The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Eligible Individual is taxed at the maximum tax rate applicable to such income.  The Tax Offset Payment shall be paid solely in cash.  No Eligible Individual shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Eligible Individual in such fiscal year.  The terms and conditions of a Tax Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

ARTICLE 8

OPERATION AND ADMINISTRATION

8.01General.  The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of Section 8.

8.02Effective Date.  Subject to the approval of the shareholders of the Company, the Plan shall be effective as of February 27, 2002 (the “Effective Date”) provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the shareholders of the Company, the Awards shall be subject to the approval of the Plan by the shareholders of the Company.  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

8.03Shares Subject to Plan.  The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

(a)                                  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

(b)                                 Subject to the following provisions of this Section 8.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be 600,000 shares.  The number of shares of Stock so reserved for issuance shall be subject to adjustment pursuant to Sections 8.3 (b) and 8.3(d).  The shares of Stock may be authorized, but unissued, or reacquired Stock.

(c)                                  On January 1st of each year, commencing with year 2003, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by the greater of (a) 80,000 shares of Stock or (b) 2.0% of the outstanding shares of Stock on such date.

(d)                                 To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan.  Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

(e)                                  If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(f)                                    Options granted hereunder shall be treated as ISOs under Code Section 422 only to the extent that the aggregate fair market value (determined at the time of grant) of Shares exercisable for the first time by the Participant during any calendar year, in combination with shares first exercisable under all other plans of the Company and its Subsidiaries or affiliates, does not exceed $100,000, with any options or portions of options in excess of such limit (according to the order in which they were granted) being treated as NQOs.

(g)                                 For Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 150,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period.

(h)                                 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, combination or reverse stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, the Committee or Board of Directors shall adjust Awards to preserve the benefits or potential benefits of the Awards and to prevent dilution and maintain the proportion and cost of the Stock subject to the Awards.  However, no such adjustment shall exceed the aggregate value of any outstanding Award prior to such substitution or adjustment.  Action by the Committee or Board of Directors may include:  (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Awards; and (iv) any other adjustments that the Committee or Board of Directors determines to be equitable.

8.04Securities Laws Restrictions.  Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                  If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction (including, without limitation, the requirements of the Securities Act of 1933), or the applicable requirements of any securities exchange or similar entity, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such issuance is lawful.  The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

(b)                                 Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws.  The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock until such representations and information have been provided.

(c)                                  The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

(d)                                 To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.05Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

8.06Use of Shares.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.  Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

8.07Dividends and Dividend Equivalents.  An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee.  Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

8.08Payments.  Awards may be settled in any of the methods described in Section 4.2(c).  Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.  Each Related Company shall be liable for payment of cash due under the Plan with respect to any Eligible Individual to the extent that such benefits are attributable to the services rendered for that Related Company by the Eligible Individual.  Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

8.09Transferability.  Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution.  If the Committee makes an Award transferable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

8.10Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Eligible Individual or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.11Agreement With Company.  Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe.  The terms and conditions of any Award shall be reflected in an Award Agreement.  A copy of the Award Agreement shall be provided to the Eligible Individual, and the Committee may, but need not require, the Eligible Individual to sign the Award Agreement.

8.12Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

8.13Limitation of Implied Rights.

(a)                                  Neither an Eligible Individual nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan.  An Eligible Individual shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Eligible Individual.

(b)                                 This Plan does not constitute a contract of employment, and selection as a Eligible Individual will not give the Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon an Eligible Individual any rights of a shareholder of the Company prior to the date on which the Eligible Individual fulfills all conditions for receipt of such rights.

8.14Termination for Cause.  If the employment of an Eligible Individual is terminated by the Company or a Related Company for “cause,” then the Committee shall have the right to cancel any Options granted to the Eligible Individual under the Plan.  The term “cause” shall mean (1) the Eligible Individual’s violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Eligible Individual that materially and adversely affects the Company; (3) the Eligible Individual’s failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Eligible Individual of a felony involving moral turpitude.

8.15Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

ARTICLE 9

CHANGE IN CONTROL

In the event of a Change in Control, if specifically documented in either a special form of Award Agreement at the time of grant or amendment to an existing Award Agreement, in each case on an individual-by-individual basis:

(a)                                  all or a portion (as determined by the Committee) of outstanding Stock Options awarded to such individual under the Plan shall become fully exercisable and vested; and

(b)                                 the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards under the Plan held by an Eligible Individual shall lapse and such shares shall be deemed fully vested.

Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Restricted Stock shall occur if (a) all Awards are assumed by a surviving corporation or its parent or (b) the surviving corporation or its parent substitutes Awards with substantially the same terms for such Awards.  The Committee shall have the right to cancel Awards in the event of a Change in Control, provided that in exchange for such cancellation, the Eligible Individual shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Awards.

ARTICLE 10

COMMITTEE

10.01Administration.  The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors.  The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board.  To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.  To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.  All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals.  The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

10.02Powers of Committee.  The Committee shall have the following authority with respect to Awards under the Plan:  to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan.  In particular, and without limiting its authority and powers, the Committee shall have the authority:

(a)                                  to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

(b)                                 to select the Eligible Individuals to whom Awards will be granted;

(c)                                  to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

(d)                                 to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

(e)                                  to determine the treatment of Awards upon the Eligible Individual’s retirement, disability, death, termination for cause or other termination of employment or service;

(f)                                    to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Eligible Individual currently or (ii) will be deferred and deemed to be reinvested or (3) will otherwise be credited to the Eligible Individual or that the Eligible Individual has no rights with respect to such dividends;

(g)                                 to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Eligible Individual without his or her written consent; and

(h)                                 to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Eligible Individuals who receive Awards under the Plan, whether or not such Eligible Individuals are similarly situated.  The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in an Award Agreement stating the time at which the Award may first be exercised or the time during which the Award will vest.

10.03Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

10.04Information to be Furnished to Committee.  The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and any Related Company as to an Eligible Individual’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Eligible Individuals and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

10.05Non-Liability of Board and Committee.  No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Eligible Individual (or, if the Eligible Individual is not then living, the affected beneficiary), adversely affect the rights of any Eligible Individual or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 8.3(d) shall not be subject to the foregoing limitations of this Section 11.  An amendment shall be subject to approval by the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 12

GENERAL PROVISIONS

12.01Award Agreements.  No Eligible Individual will have rights under an Award granted to such Eligible Individual unless and until an Award Agreement has been duly executed on behalf of the Company and the Eligible Individual.

12.02No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

12.03Headings.  The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

12.04Beneficiaries.  An Eligible Individual may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death.  Each designation will revoke all prior designations, shall be in a form prescribed by the

Committee, and will be effective only when filed by the Eligible Individual in writing with the Committee during his or her lifetime.  In the absence of any such designation, benefits outstanding at the Eligible Individual’s death shall be paid or transferred to his or her estate.  There shall be no third party beneficiaries of or to this Plan.  Any beneficiary of the Eligible Individual shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

12.05Repurchase Option.  The terms of any repurchase option shall be specified in the Award Agreement.

12.06Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.